Exhibit 23.2

KPMG LLP 205-5th Avenue SW Suite 3100, Bow Valley Square 2 Calgary AB T2P 4B9	Telephone (403) 691-8000 Fax (403) 691-8008 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransAtlantic Petroleum Ltd.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of TransAtlantic Petroleum Ltd. dated December 3, 2014 of our report dated March 23, 2012 (except for Note 1 dated March 13, 2014) on the consolidated statements of comprehensive loss, equity and cash flows of TransAtlantic Petroleum Ltd. for the year ended December 31, 2011, which report appears in the Form 10-K of TransAtlantic Petroleum Ltd. for the year ended December 31, 2013.

“KPMG LLP”

Chartered Accountants

December 3, 2014

Calgary, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.

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